EXHIBIT 10.13

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is made as of the 9th day of July, 2007, by and between Global BPO Services Corp., a Delaware corporation (the “Company”), and by the individuals listed on the signature page hereto under heading “Purchaser” (individually and collectively, the “Purchaser”).

WHEREAS, the Company desires to issue and sell and Purchaser desires to purchase and acquire the Stock (as herein described) on the terms and conditions hereinafter set forth;

NOW, THEREFORE, it is agreed between the parties as follows:

1. Purchase and Sale of the Stock. Purchaser hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Purchaser an aggregate of 8,984,374 shares of the common stock, par value $0.001 per share, of the Company (the “Stock”), at a purchase price of $0.0056 per share on the terms and conditions set forth herein. The closing of the purchase and sale of the Stock hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. Payment of Purchase Price. The purchase price for the Stock shall be tendered in full at the appropriate closing by one or a combination of the following means:

(a) wiring of immediately available United States funds to an account for the benefit of the Company, pursuant to wire instructions provided by the Company in advance; or

(b) by delivery of a cashiers check to the Company of immediately available United States funds.

3. Redemption Right. The Company reserves the right to redeem, at cost, up to an aggregate of 1,171,874 shares of Common Stock from the Purchaser (the “Redeemed Shares”), in whole or in part, if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option in connection with the Company’s initial public offering (the “IPO”). This redemption right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, the Company will no longer have a right to redeem any shares of Common Stock from the Purchaser. The Company will exercise this redemption right, in amounts equal to the shares of Common Stock purchased by each Purchaser, only in an amount sufficient to cause the Purchaser, together with its directors and senior advisors, to maintain control over shares of Common Stock acquired prior to the Company’s initial public offering in an amount equal to 20% of the Company’s then-outstanding Common Stock after giving effect to the IPO and the exercise, if any, of the underwriters’ over-allotment option, but not including the shares of Common Stock underlying the warrants sold in any private placement of warrants to purchase Common Stock. The Redeemed Shares shall not be subject to Sections 4 and 5(b).

4. Limitations on Transfer. Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock (with the exception of the Redeemed Shares set forth in Section 3 above) except (i) pursuant to the terms of an escrow agreement expected to be entered into in connection with such Stock, and (ii) in compliance with applicable securities laws.

5. Restrictive Legends. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Any legend required pursuant to the terms of an escrow agreement expected to be entered into in connection with such Stock.

(c) Any legend required by appropriate blue sky officials.

6. Investment Representations. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Purchaser understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (an “Initial Acquisition”) and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate an Initial Acquisition.

(b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Stock under the Act, the Stock may be resold by Purchaser only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

Notwithstanding Sections 4(d) and (e) hereof, Purchaser understands that he may be considered a promoter of the Company and understands that it is the position of the Securities and Exchange Commission (the “SEC”) that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

(f) Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

(g) The Purchaser has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase by the Purchaser of the Stock does not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property. The principal place of business and executive offices of Purchaser are as set forth on the signature page hereto.

7. Company Representations and Warranties. The Company hereby represents and warrants to the Purchaser that the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Stock does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

8. Indemnification. The Purchaser hereby agrees to indemnify and hold harmless the Company, its respective officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Purchaser and contained herein, or (b) arise out of or are based upon any breach by the Purchaser of any representation, warranty, or agreement made by the Purchaser contained herein.

9. Miscellaneous.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

(c) Attorneys’ Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company and that Wilmer Cutler Pickering Hale and Dorr LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(j) Survival. The representations and warranties contained herein will survive the delivery of, and the payment for, the Stock.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

Global BPO Services Corp.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	Chief Executive Officer

PURCHASER:

Trillium Capital LLC

By:	/s/ R. Scott Murray
R. Scott Murray, Sole Member
Address:

Number of Shares Being Purchased:	3,932,210

Aggregate Purchase Price:	$21,883.05

PURCHASER:

/s/ M. Benjamin Howe
M. Benjamin Howe
Address:

Number of Shares Being Purchased:	501,628

Aggregate Purchase Price:	$2,791.67

PURCHASER:

/s/ Kevin O’Leary
Kevin O’Leary
Address:

Number of Shares Being Purchased:	537,342

Aggregate Purchase Price:	$2,990.42

PURCHASER:

/s/ Stephen Moore
Stephen Moore
Address:

Number of Shares Being Purchased:	357,878

Aggregate Purchase Price:	$1,991.67

PURCHASER:

/s/ Paul G. Joubert
Paul G. Joubert
Address:

Number of Shares Being Purchased:	537,342

Aggregate Purchase Price:	$2,990.42

PURCHASER:

/s/ Lloyd Linnell
Lloyd Linnell
Address:

Number of Shares Being Purchased:	996,219

Aggregate Purchase Price:	$5,544.18

PURCHASER:

/s/ Sheila M. Flaherty
Sheila M. Flaherty
Address:

Number of Shares Being Purchased:	640,337

Aggregate Purchase Price:	$3,563.61

PURCHASER:

/s/ Robert Wadsworth
Robert Wadsworth
Address:

Number of Shares Being Purchased:	314,453

Aggregate Purchase Price:	$1,750.00

PURCHASER:

/s/ Deborah Keeman
Deborah Keeman
Address:

Number of Shares Being Purchased:	25,000

Aggregate Purchase Price:	$139.13

PURCHASER:

/s/ G. Drew Conway
G. Drew Conway
Address:

Number of Shares Being Purchased:	501,628

Aggregate Purchase Price:	$2,791.67

PURCHASER:

/s/ Charles Kane
Charles Kane
Address:

Number of Shares Being Purchased:	640,337

Aggregate Purchase Price:	$3,563.61